Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-233310) on Form S-1 of our report dated September 9, 2019, with respect to the consolidated financial statements of Rezolute, Inc. and subsidiary as of and for the year ended June 30, 2019, filed on September 9, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

September 9, 2019

Denver, Colorado